TEREX CORPORATION EMPLOYEE STOCK PURCHASE PLAN
                           Effective August 1, 1994

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                TEREX CORPORATION EMPLOYEE STOCK PURCHASE PLAN
                               Table of Contents

                                                      Page
Section 1.     Purpose. . . . . . . . . . . . . . . . .1

Section 2.     Term of the Plan . . . . . . . . . . . .1

Section 3.     Eligible Employees . . . . . . . . . . .1

Section 4.     Participation. . . . . . . . . . . . . .1

Section 5.     Company Contributions. . . . . . . . . .6

Section 6.     Eligible Employees' Accounts . . . . . .7

Section 7.     Purchase of the Company's Common Stock .8

Section 8.     Dividends. . . . . . . . . . . . . . . .10

Section 9.     Changes in Shares of the
                 Company's Common Stock . . . . . . . .11

Section 10.    Equal Rights and Privileges. . . . . . .11

Section 11.    Limitations on Transfer. . . . . . . . .11

Section 12.    Administration of the Plan . . . . . . .12

Section 13.    Expenses . . . . . . . . . . . . . . . .12

Section 14.    Designation of Custodian . . . . . . . .12

Section 15.    Purchase of Shares Following
                 Termination of Participation . . . . .12

Section 16.    Amendment or Termination of Plan . . . .13

Section 17.    Responsibility . . . . . . . . . . . . .14

Section 18.    Definitions. . . . . . . . . . . . . . .15
     (a)  "Account" . . . . . . . . . . . . .15
     (b)  "Base Pay". . . . . . . . . . . . .15
     (c)  "Board" . . . . . . . . . . . . . .15
     (d)  "Company" . . . . . . . . . . . . .15
     (e)  "Custodian" . . . . . . . . . . . .15
     (f)  "Eligible Employee" . . . . . . . .15
     (g)  "Plan". . . . . . . . . . . . . . .16

                TEREX CORPORATION EMPLOYEE STOCK PURCHASE PLAN

Section 1.     PURPOSE

     The purpose of the Terex Corporation Employee Stock Purchase Plan (the "Plan") is to provide Eligible Employees of Terex Corporation (the "Company") a means to purchase shares of the common stock of the Company, on favorable terms, based upon a determination by the Company's Board of Directors (the "Board") that ownership, by Eligible Employees, of the Company's common stock will provide them with investment opportunities and increase their interest in the welfare of the Company. Eligible Employees may purchase the Company's common stock under the Plan using the periodic investments method described in
Section 4(a), or the strategic timed investments method described in Section
4(b).


Section 2.     TERM OF THE PLAN

     The Plan is effective August 1, 1994. The Plan will terminate on the earlier to occur of:

     (a)  the date as of which the Board votes to terminate the Plan; or

     (b)  December 31, 1995.


Section 3.     ELIGIBLE EMPLOYEES

     All active employees of the Company are eligible to participate in the Plan.


Section 4.     PARTICIPATION

     (a) Periodic investments. Any Eligible Employee may make periodic investments in the Company's common stock under the Plan either through automatic payroll deductions (as described in subsection (1), below) or additional cash contributions (as described in subsection (2), below), or both.

          (1) Periodic investments through automatic payroll deductions. Any Eligible Employee may begin to make periodic investments in the Company's common stock as of the first day of any pay period beginning during the calendar year, if he furnishes a completed payroll deduction election form to the Company's human resources department at least two weeks before that date. The Company shall provide a payroll deduction election form for this purpose.

               (A) Pay periods to which payroll deduction election applies. The completed payroll deduction election form which the Eligible Employee furnishes to the Company's human resources department under subsection (1), above, shall apply to each pay period that begins at least two weeks after the date the department receives the election form, and shall remain in effect until it is either changed or revoked under subsection (E), below.

               (B) Deduction of whole dollar amounts only. Any payroll deduction election form that an Eligible Employee furnishes to the Company's human resources department under subsection (1), above, shall specify the whole dollar amount that will be deducted from his Base Pay each pay period and deposited into his Account under the Plan.

               (C) Minimum dollar amount of payroll deductions per payroll period. The minimum dollar amount that an Eligible Employee may contribute, by payroll deduction, to his Account under the Plan for each pay period, shall be the amount that the Company specifies, in its sole discretion, from time to time, during the term of the Plan.

               (D) Maximum dollar amount of employee contributions per calendar year. The maximum total dollar amount that an Eligible Employee may contribute to his Account under the Plan for any calendar year, either through automatic payroll deductions described in subsection (1), above, or additional cash contributions described in subsection (2), below, shall be the amount that the Company specifies, in its sole discretion, from time to time during the term of the Plan.

               (E) Change of payroll deduction election. Any Eligible Employee who has elected, under subsection (1), above, to make payroll deduction contributions to his Account under the Plan, may change the rate of his payroll deduction contributions [subject to the limitations in subsections
(A) through (D), above] at any time during the calendar year by furnishing a new payroll deduction election form to the Company's human resources department at least two weeks before the first day of the first pay period for which he intends the change to be effective, and the change shall remain in effect until it is either further changed (pursuant to this subsection) or revoked under subsection (F), below.

               (F) Revocation of payroll deduction election. Any Eligible Employee who has elected, under subsection (1), above, to make payroll deduction contributions to his Account under the Plan, may revoke his payroll deduction election at any time during the calendar year by furnishing a completed payroll deduction revocation form to the Company's human resources department at least two weeks before the first day of the first pay period for which he intends the revocation to be effective. Any Eligible Employee who revokes his payroll deduction election under this subsection (F) may enter into a new payroll deduction election at any subsequent time, in accordance with subsection (1), above.

               (G) Suspension of payroll deductions if Base Pay for any pay period is insufficient. If an Eligible Employee's Base Pay for any pay period to which a payroll deduction election applies is less than his payroll deduction amount for that period, the deduction for that period will not be taken, and, if necessary, deduction(s) for any future pay period(s) to which such payroll deduction election would otherwise apply will be suspended until the first pay period for which the Eligible Employee's Base Pay equals or exceeds the payroll deduction amount he had elected.

          (2) Periodic investments through additional cash contributions. Any Eligible Employee who has elected to make periodic investments in the Company's common stock through automatic payroll deductions pursuant to subsection (1), above, may make additional periodic investments in such stock through additional cash contributions that he makes to his Account under the Plan by means other than payroll deduction. The Company shall provide a form which the Eligible Employee must use to make any such additional cash contribution.

               (A) Time for making additional cash contributions. An Eligible Employee may make additional cash contributions to his Account under the Plan at any time during the calendar year. However, additional cash contributions that the Eligible Employee makes during any given quarter in the calendar year must be received by the Plan by the close of that quarter (March 31, June 30, September 30, or December 31) if they are to be applied to the purchase of the Company's common stock on (or as soon as administratively possible after) the first business day following the close of such quarter.

               (B) Contribution of whole dollar amounts only. Any additional cash contribution that an Eligible Employee makes to his Account under the Plan pursuant to subsection (2), above, must be made in a whole dollar amount, which shall be specified on the form, described in subsection (2), above, that accompanies the contribution.

               (C) Minimum dollar amount of each additional cash contribution. The minimum dollar amount of any additional cash contribution that an Eligible Employee may contribute to his Account under the Plan at any time during the calendar year, shall be the amount that the Company specifies, in its sole discretion, from time to time during the term of the Plan.

               (D) Maximum dollar amount of employee contributions per calendar year. The maximum total dollar amount that an Eligible Employee may contribute to his Account under the Plan for any calendar year, either through automatic payroll deductions described in subsection (1), above, or additional cash contributions described in subsection (2), above, shall be the amount that the Company specifies, in its sole discretion, from time to time during the term of the Plan.

     (b) Strategic timed investments. Any Eligible Employee may make strategic timed investments in the Company's common stock under the Plan, either in addition to, or in lieu of, any periodic investments he makes in such stock under subsection (a), above. An Eligible Employee may make strategic timed investments at any time during the calendar year, in at least the minimum dollar amount that the Company specifies, in its sole discretion, from time to time during the term of the Plan, by purchasing shares of the Company's common stock through the broker-dealer designated by the Company. Shares of the Company's common stock that an Eligible Employee purchases through strategic timed investments pursuant to this subsection (b), as well as any such shares that he purchases through periodic investments under subsection (a), above, shall be credited to his Account under the Plan in the manner described in
Section 6, below. Shares purchased under this subsection (b) must be held for a period of at least six months before they can be sold.


Section 5.     COMPANY CONTRIBUTIONS

     The Company may, in its sole discretion, make company contributions to the Accounts of Eligible Employees who contribute to their Accounts under Section 4(a) or 4(b), above. The Company shall determine, in its sole discretion, the amount of any such Company contribution. Any contribution that the Company makes on behalf of any Eligible Employee shall be credited to his Account under
Section 6(a), below, and shall be applied to the purchase of shares of the Company's common stock under Section 7, below.


Section 6.     ELIGIBLE EMPLOYEES' ACCOUNTS

     (a) Establishment of Account. An Account will be established for each Eligible Employee who makes contributions under Section 4(a) or 4(b), above. The Eligible Employee's Account will be credited with (1) the contributions he makes under Section 4(a) or 4(b), above, (2) any contributions that the Company makes on his behalf under Section 5, above, and (3) the shares of the Company's common stock that are purchased with his and the Company's contributions under
Section 7, below. No interest shall be credited to the contributions that are held in any such Account for the period of time between the date they are credited to the Account and the date they are applied to the purchase of such shares.

     (b) Periodic Account statements. Each Eligible Employee who makes contributions under the Plan will receive an Account statement from the Custodian, at such times and in such form as may be agreed upon by the Company and the Custodian; provided, however, that the Custodian shall furnish an Account statement to each such Eligible Employee no less frequently than quarterly.


Section 7.     PURCHASE OF THE COMPANY'S COMMON STOCK

     (a)  Time of purchase.

          (1) Under the periodic investments method. Any contributions that an Eligible Employee makes to his Account under the Plan for any calendar quarter under Section 4(a), above, plus any contributions that the Company makes with respect to those Eligible Employee contributions for that quarter under Section 5, above, shall be applied to the purchase of shares of the Company's common stock, on (or as soon as administratively possible after) the first business day following the close of such quarter, at the purchase price specified in subsection (b), below.

          (2) Under the strategic timed investments method. Any contributions that an Eligible Employee makes to his Account under the Plan for any calendar year under Section 4(b), above, plus any contributions that the Company makes with respect to those Eligible Employee contributions for that year under
Section 5, above, shall be applied to the purchase of shares of the Company's common stock, on (or as soon as administratively possible after) the first business day after any such contribution has been credited to his Account, at the purchase price specified in subsection (b), below.

     (b) Purchase price of the Company's common stock. The purchase price that shall be paid, under subsection (a), above, for each share of the Company's common stock that is purchased under this Plan on behalf of any Eligible Employee shall be the price per share actually paid for the shares on the New York Stock Exchange.

     (c) Stock credited to Eligible Employee's Account. The shares of the Company's common stock that are purchased under subsection (a), above, on behalf of any Eligible Employee shall be credited to his Account under the Plan as soon as administratively possible after the date the shares have been purchased. As soon as such shares have been credited to the Eligible Employee's Account, he shall have all of the rights and privileges afforded to any other holder of the Company's common stock.

     (d) Issuance of stock certificates. A stock certificate will not be issued automatically to an Eligible Employee after shares of the Company's common stock have been credited to his Account under subsection (c), above. However, at any time after such shares have been credited to his Account, the Eligible Employee may ask the Custodian to issue a stock certificate representing any or all of the shares then credited to his Account. Any such request must be made in writing. The Custodian or its agent(s) shall issue a stock certificate to the Eligible Employee promptly after it receives his written request.

     Any such stock certificate shall be issued to the Eligible Employee in his own name; provided, however, that if the Eligible Employee is married, the stock certificate may be issued jointly, to the Eligible Employee and his spouse, either as joint tenants with the right of survivorship or as tenants in common, as the Eligible Employee may elect.

     If an Eligible Employee wishes to sell any shares of the Company's common stock that have been credited to his Account, he will not be required to secure a stock certificate from the Custodian, evidencing his ownership of such shares, if the sale is executed through the Custodian or its agent(s).
However, if the sale is to be executed by person(s) other than the Custodian or its agent(s), then the Eligible Employee must secure a stock certificate from the Custodian or its agent(s), evidencing his ownership of the shares he wishes to sell; the Eligible Employee must request such stock certificate in writing, and the Custodian or its agent(s) shall issue the certificate to the Eligible Employee promptly after it receives his written request. Any shares of the Company's common stock that are purchased under Section 4(b) must be held for a period of at least six months before they can be sold.


Section 8.     DIVIDENDS

     Dividends that the Company declares on shares of its common stock will be credited to each Eligible Employee's Account, in proportion to the number of whole and fractional shares of the such stock that are credited to such employee's Account on the record date for the payment of such dividends. Any such dividends shall be reinvested, on (or as soon as administratively possible after) the first business day following the close of each calendar quarter, in shares of the Company's common stock, at the price per share then prevailing on the New York Stock Exchange, unless the Eligible Employee elects to receive a check for the dividends that the Company has declared during that calendar quarter. An Eligible Employee who wishes to have any such dividends paid to him, shall so inform the Custodian, in writing, at least 30 business days before the last day of the calendar quarter, and the Custodian shall issue the dividend check to the Eligible Employee as soon as administratively possible after the close of the calendar quarter.


Section 9.     CHANGES IN SHARES OF THE COMPANY'S COMMON STOCK

     If the shares of the Company's common stock are subdivided or combined, or if the Company declares a stock dividend, the maximum number of shares of the Company's common stock which may thereafter be purchased under the Plan will be proportionately increased or decreased, as the case may be, the terms relating to the price at which such shares may be purchased and the amount of contributions necessary to purchase them will be adjusted appropriately, and such other action(s) will be taken as the Board determines to be necessary or appropriate under the circumstances.


Section 10.    EQUAL RIGHTS AND PRIVILEGES

     All Eligible Employees who have purchased shares of the Company's common stock under this Plan shall have the same rights and privileges as any other holder of such shares.


Section 11.    LIMITATIONS ON TRANSFER

     The right granted to any Eligible Employee under this Plan to purchase shares of the Company's common stock is not transferable by such employee other than by will or the laws of descent and distribution, and during the Eligible Employee's lifetime, the right to purchase shares of the Company's common stock under this Plan shall be exercisable only by him.


Section 12.    ADMINISTRATION OF THE PLAN

     This Plan shall be administered by the Company's Board, who may appoint such agent(s) as it deems necessary or appropriate to assist it with the operation and administration of the Plan.


Section 13.    EXPENSES

     The Company shall pay all of the administrative costs associated with the Plan, including, without limitation, the Custodian's fees, and brokerage expenses incurred in connection with the purchase (but not the sale) of shares of the Company's common stock by Eligible Employees under the Plan.


Section 14.    DESIGNATION OF CUSTODIAN

     Subject to its right to terminate the designation at any time, the Company has designated the Custodian as the custodian, recordkeeper, and transfer agent for purposes of this Plan. The Company shall also designate the broker-dealer selected for administration of the strategic timed investments under Section 4(b) above. The terms and conditions of the parties' relationship for this purpose shall be set forth in a separate written agreement between them.


Section 15.    PURCHASE OF SHARES FOLLOWING TERMINATION OF PARTICIPATION

     If an Eligible Employee terminates his participation under this Plan, either by ceasing to make contributions to his Account under the Plan under
Section 4, above, or by terminating his employment with the Company for any reason (including death), then any contributions that are held in his Account as of the effective date of such termination of participation will be applied to the purchase of shares of the Company's common stock, on (or as soon as administratively possible after) the first business day following the close of the calendar quarter during which his termination of participation became effective, and such shares will be credited to his Account as soon as administratively possible after the close of that calendar quarter.


Section 16.    AMENDMENT OR TERMINATION OF PLAN

     (a) Amendment. The Company reserves the power at any time to amend this Plan, through action of its Board; provided, however, that the Company shall not have the power to amend the Plan in any manner that would increase the duties or liabilities of the Custodian or affect its fees for services required under the Plan, unless the Custodian consents thereto in writing.

     (b) Termination. This Plan shall continue in effect until it terminates pursuant to Section 2 above.

     (c) Additional purchases of shares and issuance of stock certificates upon Plan termination. If the Plan is terminated for any reason, then:

          (1)(A) any contributions that have been made under Section 4(a) above and that are held in any Eligible Employee's Account as of the effective date of the Plan's termination will be applied to the purchase of shares of the Company's common stock, on (or as soon as administratively possible after) the first business day following the close of the calendar quarter during which the Plan terminated, and such shares will be credited to his Account as soon as administratively possible after the close of that calendar quarter; and

             (B) any contributions that have been made under Section 4(b) above and that are held in any Eligible Employee's Account as of the effective date of the Plan's termination will also be applied to the purchase of shares of the Company's common stock, on (or as soon as administratively possible after) the first business day after such date; and

          (2) any whole shares of the Company's common stock that are credited to the Account of any Eligible Employee as of the effective date of the Plan's termination, plus any such shares that have been purchased, under Section 7(a) or subsection (c)(1), above, will be evidenced by a stock certificate, which will be delivered to him (or his representative) as soon as administratively possible following such termination.


Section 17.    RESPONSIBILITY

     Neither the Company, any member of the Board, the Custodian, nor any broker through whom purchases or sales of stock are executed pursuant to this Plan shall have any responsibility or liability, other than liabilities arising under applicable federal or state securities laws, for any act or omission to act, including, without limitation, any action taken with respect to the price, time, quantity, or other terms and conditions of the purchase of shares of the Company's common stock under the Plan. The Company's determination as to any issue that may arise regarding the conduct or operation of the Plan shall be final.


Section 18.    DEFINITIONS

     (a) "Account" means the account established by the Company under Section 6(a) of the Plan on behalf of each Eligible Employee who makes contributions under Section 4.

     (b) "Base Pay" means, with respect to each Eligible Employee and for each pay period, his regular compensation (including commissions) earned from the Company during such period, before any deductions or withholding of income or employment taxes, and exclusive of (1) overtime pay, (2) bonuses, (3) expense reimbursements, and (4) any other additional compensation.

     (c) "Board" means the Board of Directors of the Company, as constituted from time to time.

     (d) "Company" means Terex Corporation, a Delaware corporation, and any successor to all or a major portion of its assets or business which assumes the Company's obligations under this Plan.

     (e) "Custodian" means any bank, trust company, or other financial institution, appointed by the Board under Section 14, that is qualified, under applicable federal and state laws, including federal and state securities laws, to serve as the custodian, recordkeeper, and transfer agent of shares of the Company's common stock under this Plan.

     (f) "Eligible Employee" means any individual who is actively employed by the Company.

     (g) "Plan" means the Terex Corporation Employee Stock Purchase Plan, as set forth in this instrument and any amendments or supplements hereto.